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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First Banks America, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

St. Louis, Missouri
September 15, 1997